UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 3, 2015

Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2015, the Board of Directors of Merit Medical Systems, Inc. (the “Company”), after reviewing the operations of the Company and the roles and responsibilities of the Chief Financial Officer, Treasurer, and Secretary of the Company, voted to remove Kent Stanger from the offices of Chief Financial Officer, Treasurer, and Secretary of the Company, effective as of November 4, 2015. Also on November 4, 2015, the Board of Directors of the Company elected Bernard Birkett to serve as the Company’s Chief Financial Officer, effective immediately following Kent Stanger’s removal from such office. The Company has not yet identified an individual to serve as a replacement Treasurer or Secretary of the Company.
Mr. Birkett joined the Company in 1997 and previously served as the Company’s Controller responsible for Europe, Middle East and Africa since 2000 and as the Company’s Vice President of International Finance since 2010. Mr. Birkett served as Executive Vice President Finance of the Company since January 15, 2015 pursuant to an expatriate assignment arrangement (the “Expatriate Agreement”) between the Company and Merit Medical Ireland, LTD (“Merit Ireland”) (Mr. Birkett’s direct employer and a wholly-owned subsidiary of the Company) under which Mr. Birkett would live in the United States but remain employed by Merit Ireland. Mr. Birkett is a certified accountant with a business degree from the National University of Ireland Galway and a Master’s degree in banking and finance from the University College Dublin’s Michael Smurfit Graduate Business School. He has also completed a program in Strategic Leadership at Stanford’s Graduate School of Business.
Upon his appointment as Chief Financial Officer, Mr. Birkett’s annual base salary will be €275,000, approximately $302,500 USD, which was his salary under his existing Expatriate Agreement. Additionally, Mr. Birkett will continue to be eligible to receive certain fringe benefits, including but not limited to bonus, tax equalization, and pension benefits, with an aggregate value of approximately $200,000 USD.
Also on November 4, 2015, in connection with his appointment as Chief Financial Officer of the Company, Mr. Birkett resigned from the position of Executive Vice President Finance of the Company, effective as of November 4, 2015. The Company has not identified an individual to serve as a replacement Executive Vice President of Finance of the Company.
On November 3, 2015, Greg Barnett notified the Company of his resignation from the office of Chief Accounting Officer of the Company. On November 4, 2015, the Board of Directors voted to accept the resignation of Greg Barnett from the office of Chief Accounting Officer of the Company. The Board of Directors also voted that the Company enter into a severance arrangement with Mr. Barnett. Among other terms and conditions, Mr. Barnett’s severance arrangement obligates the Company to pay Mr. Barnett the sum of $385,000 USD, and until December 31, 2016, the Company’s portion of COBRA premiums. Mr. Barnett has not yet executed a severance agreement memorializing his severance arrangement with the Company. The Company has not yet identified an individual to serve as a replacement Chief Accounting Officer of the Company.

Item 7.01. Regulation FD Disclosure.
On November 6, 2015, the Company issued a press release relating to the foregoing matters. A copy of that press release is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

99.1          Press Release, entitled “Merit Medical Names New Chief Financial Officer” issued by Merit Medical Systems, Inc. dated November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: November 6, 2015	By:	/s/ Rashelle Perry

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, entitled “Merit Medical Names New Chief Financial Officer” issued by Merit Medical Systems, Inc., dated November 6, 2015

4